ULTICOM, INC.                                                      EXHIBIT 11.1
SCHEDULE OF COMPUTAION OF  EARNINGS PER SHARE


                                                                         ONE MONTH                           NINE MONTHS ENDED
                                                    YEAR ENDED             ENDED         YEAR ENDED     --------------------------
                                                    DECEMBER 31,        JANUARY 31,     JANUARY 31,     OCTOBER 31,    OCTOBER 31,
                                             -------------------------
                                                1996            1997       1998             1999           1998            1999
                                                ----            ----       ----             ----           ----            ----
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
BASIC EPS:

Net income (loss)                            $ (1,577)       $ 2,055         $ (431)       $ 1,567        $ 1,120         $ 1,022

Weighted average shares outstanding            10,000         10,000         10,000         10,000         10,000          10,000
                                           ---------------------------------------------------------------------------------------

Basic EPS                                     $ (0.16)        $ 0.21        $ (0.04)        $ 0.16         $ 0.11          $ 0.10
                                           =======================================================================================



DILUTED EPS:

Net income (loss)                            $ (1,577)       $ 2,055         $ (431)       $ 1,567        $ 1,120         $ 1,022
                                           ---------------------------------------------------------------------------------------

Weighted average shares outstanding            10,000         10,000         10,000         10,000         10,000          10,000

Effective of dilutive securities - options          -              -              -            110            110             229
                                           ---------------------------------------------------------------------------------------

Weighted average common and common
    equivalent shares outstanding              10,000         10,000         10,000         10,110         10,110          10,229
                                           ---------------------------------------------------------------------------------------

Diluted EPS                                   $ (0.16)        $ 0.21        $ (0.04)        $ 0.16         $ 0.11          $ 0.10
                                           =======================================================================================

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